UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

25134 Rye Canyon Loop, Suite 300 Valencia, California	91355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 1, 2017, MannKind Corporation (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) at which the Company’s stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to (i) effect a reverse stock split of the Company’s outstanding common stock at a ratio in the range of 1-for-3 to 1-for-10, with such ratio to be determined in the discretion of the Company’s board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by the Company’s board of directors in its sole discretion, and (ii) reduce the number of authorized shares of the Company’s common stock in a corresponding proportion to the reverse stock split, rounded to the nearest whole share (collectively, the “Reverse Split Proposal”).

On March 1, 2017, following stockholder approval of the Reverse Split Proposal, the Company’s board of directors approved a reverse stock split of the Company’s common stock at a ratio of 1-for-5. On March 1, 2017, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment of its Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to (i) effect the 1-for-5 reverse stock split of the Company’s outstanding common stock and (ii) reduce the authorized number of shares of the Company’s common stock from 700,000,000 to 140,000,000 shares. The Charter Amendment will be effective at 5:01 p.m. Eastern Time on March 2, 2017 (the “Effective Time”).

The Charter Amendment provides that, at the Effective Time, (a) every five shares of the Company’s issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock, without any change in par value per share, and (b) the number of authorized shares of common stock will be reduced to 140,000,000 shares. As a result of the reverse stock split, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options, restricted stock units and warrants issued by the Company and outstanding immediately prior to the Effective Time, which will result in a proportionate decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportionate increase in the exercise price of all such stock options and warrants. In addition, the number of shares authorized for future grant under the Company’s equity incentive/compensation plans immediately prior to the Effective Time will be reduced proportionately.

The Company’s common stock will begin trading on The NASDAQ Global Market on a split-adjusted basis when the market opens on March 3, 2017. The new CUSIP number for the Company’s common stock following the reverse stock split is 56400P 706.

The foregoing summary of the Charter Amendment is qualified in its entirety by reference to the Charter Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Special Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

Proposal 1: The Reverse Split Proposal.

The Company’s stockholders approved the Reverse Split Proposal. The tabulation of votes on this matter was as follows: shares voted for: 338,025,378; shares voted against: 21,199,158; shares abstaining: 926,064; and broker non-votes: 0.

Proposal 2: To authorize an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

The Company’s stockholders approved an authorization to adjourn the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of Proposal 1. The tabulation of votes on this matter was as follows: shares voted for: 330,691,569; shares voted against: 26,941,657; shares abstaining: 2,517,374; and broker non-votes: 0. No adjournment of the Special Meeting was necessary.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MannKind Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2017	MANNKIND CORPORATION

	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MannKind Corporation